EXHIBIT 10.29

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LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into by and between ALNYLAM PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware having a principal office at 300 Third Street, Cambridge MA 02142 U.S.A. (“ALNYLAM”), and Quark Biotech, Inc. a corporation organized under the laws of the State of California having offices located at 6536 Kaiser Avenue, Fremont CA 94555 U.S.A. (“QUARK”).

INTRODUCTION

ALNYLAM owns or has rights to certain intellectual property covering technology useful for the discovery, development, manufacture, characterization, or use of therapeutic products that function through RNA interference (“RNAi”).

QUARK desires to research and potentially develop and commercialize products that function through RNAi directed at inhibition of expression of the target identified as p53, and QUARK seeks a non-exclusive license under certain intellectual property of ALNYLAM to research, develop and commercialize such products.

ALNYLAM is willing to grant the non-exclusive license to research, develop and commercialize products as described above to QUARK under the terms and conditions of this Agreement, and a related agreement of even date concerning other intellectual property.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, ALNYLAM and QUARK agree as follows:

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ARTICLE 3 — FEES AND ROYALTIES		7
3.1	Upfront Fee	7
3.2	Maintenance Fee	7
3.3	Milestone Payments	7
3.4	Royalties	8
3.6	Reduction in Royalty Payments	10
ARTICLE 4 — INTELLECTUAL PROPERTY		10
4.1	Prosecution and Maintenance of Patent Rights	10
4.2	Infringement of ALNYLAM Rights	10
4.3	Claimed Infringement of Third Party Rights	11
4.4	Other Infringement Resolutions	11
4.5	Interpretation of Patent Judgments	12
4.6	Other Actions by a Third Party	12
ARTICLE 5 — CONFIDENTIAL INFORMATION		12
5.1	Non-Use and Non-Disclosure of Confidential Information	12
5.2	Limitation on Disclosures	13
ARTICLE 6 — REPORTS, TAXES AND PAYMENTS		13
6.1	Reports	13
6.2	Tax Withholding	13
6.3	Payments	14
6.4	Audits	14
ARTICLE 7 — INDEMNIFICATION AND INSURANCE		14
7.1	QUARK Indemnification	14
7.2	Insurance	15
ARTICLE 8 — EXPORT		15
8.1	General	15
8.2	Delays	16
8.3	Assistance	16
ARTICLE 9 — TERM AND TERMINATION		16
9.1	Term	16
9.2	Expiration	16
9.3	Material Breach	16
9.4	Termination by QUARK	16
9.5	Consequences of Termination; Survival	16
9.6	License upon Termination	17

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ARTICLE 10 — MISCELLANEOUS		17
10.1	Representations by QUARK and ALNYLAM	17
10.2	Dispute Resolution	18
10.3	Publicity	20
10.4	Force Majeure	20
10.5	Consequential Damages	20
10.6	Assignment	20
10.7	Notices	21
10.8	Independent Contractors	22
10.9	Governing Law; Jurisdiction	22
10.10	Severability	22
10.11	No Implied Waivers	22
10.12	Entire Agreement	22
10.13	Counterparts	22
EXHIBIT A	ALNYLAM PATENT RIGHTS	1
EXHIBIT B	IN-LICENSES COVERING ALNYLAM PATENT RIGHTS	1
APPENDIX I	TARGET	1
APPENDIX II	[ * ]	1

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ARTICLE I — DEFINITIONS

General.  When used in this Agreement, each of the following terms, whether used in the singular or plural, will have the meanings set forth in this Article I.

1.1                                 Act means the United States Food, Drug and Cosmetic Act of 1938, 21 U.S.C.  §§ 301, 42 U.S.C., as such may be amended from time to time, and its implementing regulations.

1.2                                 Affiliate means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a Party.  For purposes of the foregoing sentence, “control” will mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities, and (c) in any country where local law does not permit foreign entities to own stock or shares or have equity interest of fifty percent (50%) or more in such entities, the direct or indirect ownership or control of the maximum percentage of such stock or shares or equity interest as is permitted under local law.

1.3                                 ALNYLAM means Alnylam Pharmaceuticals, Inc., a Delaware corporation, its Affiliates (including its subsidiaries, Alnylam U.S., Inc. and Alnylam Europe AG), and their respective successors and assigns.

1.4                                 ALNYLAM Patent Rights means the patents and patent applications listed on Exhibit A and all patent applications hereafter filed that derive from the patents and patent applications listed on Exhibit A, including all continuations, continuations-in-part, divisions, applications for certificate of invention, provisionals, or any substitute applications, any patents issued with respect to any such patent applications; and all reissues, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates, certificates of invention and patents of addition of any such patents; and all foreign equivalents of any of the foregoing.

1.5                                 Approval means, with respect to each Licensed RNAi Product Developed and Commercialized, the receipt of sufficient authorization from the appropriate regulatory authority on a country-by-country basis to market such Licensed RNAi Product in a country, including (where necessary in a particular country prior to marketing a Licensed RNAi Product) all separate pricing and/or reimbursement approvals that may be required for marketing.

1.6                                 Commercialize or Commercialization means any and all activities directed to manufacturing (including, without limitation, by means of contract manufacturers), marketing, promoting, distributing, importing, exporting and selling an RNAi Product, in each case for commercial purposes, and activities directed to obtaining pricing and reimbursement approvals, as applicable.

1.7                                 Commercially Reasonable Efforts means the level of efforts and resources that would be employed by a biotechnology company with equivalent resources to QUARK in

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                                                connection with Researching, Developing, and Commercializing its own products of similar market potential at a similar stage of its product life, taking into account the apparent attributes of the molecule, the competitiveness of the relevant marketplace, the proprietary positions of third parties, regulatory structures, including the likelihood of obtaining an Approval, and the anticipated profitability of such product.

1.8                                 Confidential Information means all proprietary or confidential information and materials, patentable or otherwise, of a Party which are disclosed by or on behalf of such Party to the other Party hereunder, including, without limitation, chemical substances, formulations, techniques, methodology, equipment, data, reports, know how, sources of supply, patent positioning, business plans, and also including without limitation proprietary and confidential information of third parties in possession of such Party under an obligation of confidentiality, whether or not related to making, using or selling Licensed RNAi Products.

1.9                                 Develop, Developing or Development means with respect to an RNAi Product, preclinical and clinical drug development activities, including: test method development and stability testing, toxicology, formulations, quality assurance/quality control development, statistical analysis and report writing; clinical studies and regulatory affairs; Approval and registration.

1.10                           Effective Date means September 26, 2006.

1.11                           FDA means the United States Food and Drug Administration or any successor agency thereto.

1.12                           Field means the use of therapeutic RNAi Products against p53 for the treatment of hypoxic injury in humans, including but not limited to renal failure.

1.13                           First Commercial Sale means, with respect to each Licensed RNAi Product, the first commercial sale in a country as part of a nationwide introduction after receipt by Quark or any of its Affiliates or Sublicensees of Approval in such country, excluding de minimis named patient and compassionate use sales.

1.14                           GAAP means United States generally accepted accounting principles applied on a consistent basis.  Unless otherwise defined or stated, financial references shall be calculated by the accrual method under GAAP.

1.15                           Group I Patent Rights means the ALNYLAM Patent Rights identified on Exhibit A as Group I Patent Rights.

1.16                           Group II Patent Rights means the ALNYLAM Patent Rights identified on Exhibit A as Group II Patent Rights.

1.17                           IND or Investigational New Drug Application means a United States investigational new drug application or its equivalent or any corresponding foreign application.

1.18                           Licensed RNAi Product means an RNAi Product, the identification, characterization,

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                                                validation, synthesis, development, use, formulation, manufacture, production or sale of which would infringe a Valid Claim but for the grant of the licenses set forth in this Agreement.

1.19                           Major Market means, individually and collectively, [ * ].

1.20                           Net Sales means, with respect to Licensed RNAi Products, the gross amount invoiced by QUARK or its Affiliates or Sublicensees on sales or other dispositions of such Licensed RNAi Products to third parties which are not Affiliates in those countries where at least a Valid Claim covering such Licensed RNAi Product then exists, less actual bad debts, sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargebacks, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs or similar programs, or arising in connection with any Discount or Savings Program (as defined below), customs or excise duties, sales tax, consumption tax, value added tax, and other similar taxes (except income taxes) measured by the production, sale, or delivery of goods in each case only if included as a specific line item on an invoice to such third party or duties relating to sales and any payments in respect of sales to the United States government, any State government or any foreign government, or to any governmental authority, or with respect to any government subsidized program or managed care organization, and charges for freight and insurance related to the return of Licensed RNAi Products and not otherwise paid by the customer.  For purposes of this definition of “Net Sales” only, “Discount or Savings Program” means any discount, rebate or reimbursement program applicable to a Licensed RNAi Product under which QUARK or its Affiliates or Sublicensees provides to low income, uninsured or other patients the opportunity to purchase pharmaceutical products at discounted prices.

In the event that a Licensed RNAi Product is sold in any country in the form of a combination product containing one or more therapeutically active ingredients in addition to such Licensed RNAi Product in any year, Net Sales of such combination product will be adjusted by multiplying actual Net Sales of such combination product in such country by the fraction A/(A+B), where A is the average Net Sales prices per daily dose during such year of the Licensed RNAi Product in such country, if sold separately in such country, and B is the average Net Sales prices per daily dose of any product containing the other therapeutically active ingredients in the combination product in such country, if sold separately in such country.  If, in a specific country, the product containing the other therapeutically active ingredients in the combination product are not sold separately in such country, Net Sales will be calculated by multiplying actual Net Sales of such combination product by the fraction A/C, where A is the average Net Sales prices per daily dose of the Licensed RNAi Product in such country and C is the average Net Sales prices per daily dose of the combination product in such country.  If, in a specific country, the Licensed RNAi Product is not sold separately in such country, Net Sales will be calculated by multiplying actual Net Sales of such combination product by the fraction (C-B)/C, where B is the average Net Sales prices per daily dose of the product containing

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the other therapeutically active ingredients in the combination product in such country and C is the average Net Sales prices per daily dose of the combination product in such country.  If, in a specific country, both the Licensed RNAi Product and the product containing the other therapeutically active ingredients in the combination product are not sold separately in such country, the Net Sales price for the Licensed RNAi Product and the product containing the other therapeutically active ingredients in the combination product will be negotiated by the Parties in good faith based upon the costs, overhead and profit as are then incurred for the Licensed RNAi Product and all similar substances then being made and marketed by the selling Party and having an ascertainable market price.

In the event QUARK or any of its Affiliates or Sublicensees receive non-monetary consideration in exchange for the sale or other disposition of Licensed RNAi Products to Third Parties which are not Affiliates, Net Sales for such sale or other disposition shall include the fair market value of the non-cash consideration received as a result of such sale or other disposition.  If such sale or other disposition occurred in a country where QUARK or such Affiliate or Sublicensee sold the same Licensed RNAi Product in commercial quantities solely for monetary consideration, the fair market value of the non-cash consideration received for such Licensed RNAi Product shall be determined on the basis of the value received in such solely monetary transactions.  If QUARK or its Affiliate or Sublicensee did not have sales or other dispositions of Licensed RNAi Product in such country solely for monetary consideration, then the fair market value of such products shall be determined on the basis of all relevant facts and circumstances.

In the event that QUARK or any of its Affiliates or Sublicensees price and sell Licensed RNAi Products in conjunction with other products of QUARK or its Affiliates or Sublicensees at a single price or rate or at a discount for collectively buying such products, then Net Sales with respect to such Licensed RNAi Product shall equal the number of units of the Licensed RNAi Product sold together with the non-Licensed RNAi Products multiplied by the average Net Sales price at which QUARK or any of its Affiliates or Sublicensees sold the Licensed RNAi Product individually to similar customers for similarly sized orders.

Net Sales shall be determined from books and records maintained in accordance with generally accepted accounting principles in the United States, consistently applied throughout the organization and across all products of the entity whose sales of Licensed RNAi Product are giving rise to Net Sales.

1.21                           Party means either ALNYLAM or QUARK; Parties means both ALNYLAM and QUARK.

1.22                           Phase I Clinical Trial means a study of a Licensed RNAi Product in humans the purpose of which includes the determination of safety and/or pharmacokinetic and pharmacodynamic profile in healthy individuals or patients.

1.23                           Phase II Clinical Trial means a study of a Licensed RNAi Product in patients of dose range and efficacy of a Licensed RNAi Product, which is intended to generate sufficient data to commence a Phase III Clinical Trial.

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1.24                           Phase III Clinical Trial means a controlled study of a Licensed RNAi Product in patients of the efficacy and safety of a Licensed RNAi Product which is prospectively designed to demonstrate statistically whether such Licensed RNAi Product is effective and safe for use in a particular indication in a manner sufficient to obtain Approval to market such Licensed RNAi Product.

1.25                           QUARK means Quark Biotech, Inc., a California corporation, and its successors and assigns.

1.26                           Research or Researching means identifying, evaluating, validating and optimizing RNAi Products.

1.27                           RNAi Product means a therapeutic product containing, comprised or based on siRNAs or siRNA derivatives or other moieties effective in gene function modulation and designed to modulate the function of the Target through RNA interference.

1.28                           Royalty Quarter means each of the four (4) thirteen (13) week periods (i) with respect to the United States, commencing on January 1 of any year, and (ii) with respect to any country in the Territory other than the United States, commencing on December 1 of any year.

1.29                           siRNA means a double-stranded ribonucleic acid (RNA)  composition designed to act primarily through an RNA interference mechanism that consists of either (a) two separate oligomers of native or chemically modified RNA that are hybridized to one another along a substantial portion of their lengths, or (b) a single oligomer of native or chemically modified RNA that is hybridized to itself by self-complementary base-pairing along a substantial portion of its length to form a hairpin.

1.30                           Sublicensee means a third party which is not an Affiliate of QUARK and to whom QUARK has granted a sublicense of all or a portion of the rights granted hereunder.  Without limiting the generality of the foregoing, a Sublicensee will be deemed to include any third party (a) who is granted a sublicense hereunder by QUARK pursuant to the terms of the outcome or settlement of any infringement or threatened infringement action and (b) who enters into any form of agreement with QUARK under which such third party will distribute a Licensed RNAi Product in any country in the Territory and who has twenty-five percent (25%) or more of the market share for such Licensed RNAi Product in such country.

1.31                           Target means p53 as more specifically described in Appendix I, and its encoded gene products, including any fragment or common genetic variants thereof that result from or prevent mutation in, or a single nucleotide polymorphism with respect to such gene.

1.32                           Term means the period of time that begins upon the Effective Date and ends upon the expiration or abandonment of all issued patents and filed applications within the ALNYLAM Patent Rights.

1.33                           Territory means worldwide.  For clarity, at any time the Territory will not include any country to which the exportation or re-exportation of materials, products and related

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                                                technical data covered by this Agreement is restricted under U.S. export laws, which restriction has not been removed or waived.

1.34                           Valid Claim means any claim [ * ].

ARTICLE II — LICENSE GRANT

2.1                                 Licenses of ALNYLAM Patent Rights.

(a)                                  ALNYLAM grants to QUARK: a non-exclusive royalty-bearing right and license under the ALNYLAM Patent Rights, subject to the terms and conditions of the in-license(s) identified on Exhibit B governing ALNYLAM’s rights, for the sole and exclusive purposes of Researching, Developing and Commercializing Licensed RNAi Products for the Target in the Field in the Territory.  The license granted in this Section 2.1(a) will be for the Term and such license will include the right to grant sublicenses within the Field [ * ], subject to Section 2.1(c) of this Agreement and other terms and conditions of this Agreement and the in-license(s) identified on Exhibit B governing ALNYLAM’s rights under the ALNYLAM Patent Rights.

(b)                                 The license granted in Section 2.1(a) of this Agreement will include the right to grant sublicenses for indications within the Field [ * ], subject to Section 2.1(c) of this Agreement and other terms and conditions of this Agreement and the in-license(s) identified on Exhibit B governing ALNYLAM’s rights under the ALNYLAM Patent Rights; [ * ], QUARK will notify ALNYLAM [ * ] in writing.  QUARK will enter into good faith negotiations [ * ] promptly after such notice is provided [ * ].

(c)                                  In the event that QUARK sublicenses the rights granted under Section 2.1(a) above, QUARK will notify ALNYLAM within [ * ] after such sublicense becomes effective and provide a copy of the fully executed sublicense agreement to ALNYLAM within the same time frame (with such reasonable redactions as QUARK may make, provided that such redactions do not include provisions necessary to demonstrate compliance with the requirements of this Agreement), which shall be treated as Confidential Information of QUARK, provided that ALNYLAM may disclose such sublicense agreement(s) to third parties under confidence if and to the extent required in order to comply with ALNYLAM’s contractual obligations.

2.2                                 Retained Rights of ALNYLAM.  Any rights of ALNYLAM not expressly granted to QUARK under this Agreement will be retained by ALNYLAM.  For clarity, this license does not include a license under ALNYLAM trade secrets, and no communication of significant technical information of either Party is expected to occur pursuant to this Agreement.

2.3                                 Commercially Reasonable Efforts.  QUARK shall use Commercially Reasonable Efforts to carry out Research, Development, and Commercialization of Licensed RNAi Products [ * ] Development and Commercialization during the Term.  The activities of QUARK’s

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                                                Affiliates, Sublicensees, subcontractors, collaborators, transferees, and successors shall be attributed to QUARK for purposes of determining QUARK’s satisfactions of the foregoing diligence obligations.  QUARK will [ * ] in written progress reports to be provided [ * ].  Such reports will include a summary of all significant Development and Commercialization events in respect of Licensed RNAi Products, including without limitation, the status of clinical trials underway (but not the results of such trials) and the achievement of any of the milestone events set forth in Article III of this Agreement; [ * ].

2.4                                 Regulatory Filings.  QUARK, its Affiliates or Sublicensees will prepare, file, and prosecute all appropriate governmental applications and/or filings to obtain Approval of Licensed RNAi Products in the Field.  QUARK, its Affiliates or Sublicensees will own and maintain all such applications and/or filings and Approvals of the Licensed RNAi Products in the Field.

ARTICLE III — FEES AND ROYALTIES

3.1                                 Upfront Fee.  Within [ * ] of the Effective Date of this Agreement, QUARK will pay to ALNYLAM an upfront, non-refundable fee of [ * ] as consideration for the license granted in Section 2.1(a).

3.2                                 Maintenance Fee.  Until the First Commercial Sale of a Licensed RNAi Product, QUARK will pay to ALNYLAM an annual maintenance fee in the amount of [ * ] for the license granted under this Agreement.  Such annual maintenance fee shall be due within [ * ] after the anniversary of the Effective Date of this Agreement.

3.3                                 Milestone Payments.  With respect to Licensed RNAi Products and the achievement by QUARK, its Affiliates or Sublicensees of the milestones in the table below for Licensed RNAi Products, QUARK will provide notice to ALNYLAM of the occurrence of a milestone event within [ * ] of such event, and make the indicated milestone payment to ALNYLAM within [ * ] after the occurrence of the relevant event.  Milestone payments will be due only once for the first RNAi Product against the Target being developed by QUARK, or an Affiliate or Sublicensee of QUARK, to achieve the relevant milestone event that is a Licensed RNAi Product or would be a Licensed RNAi Product if all of the claims included in the patent applications under ALNYLAM Patent Rights in existence in Major Market countries as of the date such milestone event is achieved were to issue in their then-current form.  For clarity, only one payment shall be due hereunder with respect to each of the following milestone events against the Target, regardless of the number of such RNAi Products that achieve such milestone.

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Milestone Event	Payment
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

In the event one or more milestone events set out above are skipped for any reason, the payment for such skipped milestone events(s) will be due at the same time as the payment for the next achieved milestone event.

3.4                                 Royalties.

(a)                                  Royalties on Net Sales will be due and payable by QUARK to ALNYLAM on a Licensed RNAi Product-by-Licensed RNAi Product basis and on a country-by-country basis in the Territory until the expiration of the last Valid Claim covering such Licensed RNAi Product in such country.  Beginning with the first Royalty Quarter in which a First Commercial Sale in a country occurs, and during subsequent Royalty Quarters, running royalties are payable on Net Sales in the Territory in accordance with the applicable running royalty rates set out in subsections (b) and (c) of this Section 3.4.  If at the time of the First Commercial Sale or at any time thereafter all Valid Claims covering a Licensed RNAi Product expire in a particular country, then such RNAi Product shall be royalty-free in such country; [ * ]

(b)                                 Subject to subsections (a) and (c) of this Section 3.4, the following royalties will be due to ALNYLAM (all references are to U.S. dollars):

Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Products in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Products in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]

(c)                                  In the event a Licensed RNAi Product is covered by the license granted under that agreement between the Parties of even date with this Agreement which provides

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                                                for the grant of rights to QUARK under patent rights in-licensed by ALNYLAM from Cancer Research Technology Limited, subject to subsection (a) of this Section 3.4, the applicable running royalty rates set out below will apply (all references are to U.S. dollars):

Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Products in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Products in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]
Royalty Rate for Net Sales of Licensed RNAi Product in the Territory [ * ]	[ * ]

3.5                                 Reduction in Royalty Payments.  In the event QUARK or any Affiliate or Sublicensee has Net Sales of Licensed RNAi Product in a country during the Term at a time when there are also sales of Generic Product in such country in the same calendar year, the Parties shall meet and confer for the purpose of determining an equitable reduction in the royalties payable by QUARK in respect of such Net Sales, taking into consideration factors such as the reduced margins realized by QUARK or its Affiliate or Sublicensee and also any Third Party obligations of ALNYLAM.  As used herein, the term “Generic Product” means any pharmaceutical product sold by a third party, not authorized by QUARK or any Affiliate or Sublicensee, that contains the same active pharmaceutical ingredient as a Licensed RNAi Product and is approved in reliance on the prior approval of a Licensed RNAi Product as determined by the applicable regulatory authority.

ARTICLE IV — INTELLECTUAL PROPERTY

4.1                                 Prosecution and Maintenance of Patent Rights.  ALNYLAM will have the right and responsibility to file, prosecute and maintain patent protection in the Territory for all ALNYLAM Patent Rights.  [ * ]

4.2                                 Infringement of ALNYLAM Rights.

(a)                                  Each Party will promptly report in writing to the other Party during the Term any known or suspected infringement by a third party of any of the ALNYLAM Patent Rights of which such Party becomes aware, as such infringement relates to Research, Development or Commercialization of Licensed RNAi Products in the Field directed to the Target (a “Licensed Rights Infringement”) and will provide the other Party with all available evidence supporting such Licensed Rights Infringement.

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(b)                                 ALNYLAM will have the sole and exclusive right to initiate an infringement or other appropriate suit in the Territory against any third party who at any time has infringed, or is suspected of infringing, any of the ALNYLAM Patent Rights.

(c)                                  ALNYLAM will have the sole and exclusive right to select counsel for any suit referred to in subsection (b) above initiated by it and will pay all expenses of the suit, including without limitation attorneys’ fees and court costs.

4.3                                 Claimed Infringement of Third Party Rights.

(a)                                  In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, either Party, or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights based upon an assertion or claim arising out of the development, use, manufacture, distribution, importation or sale of Licensed RNAi Products (“Third Party Claim”), such Party will promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served.  Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim at no cost to the other Party and to offer reasonable assistance to the other Party at no cost to the other Party.

(b)                                 Each Party shall have sole and exclusive responsibility for the defense of its own interests in actions in which they are named in connection with any Third Party Claim brought against either Party or any of their respective Affiliates or Sublicensees.  All litigation costs and expenses incurred by either Party in connection with the defense of such Third Party Claim will be borne by such Party.  Each Party will keep the other Party promptly informed, and may from time to time consult with the other Party regarding the status of any such Third Party Claims.

(c)                                  Neither Party will settle any Third Party Claim in a manner that is in derogation of the rights of the other Party without obtaining the prior written consent of such other Party.

(d)                                 THE PROVISIONS OF THIS SECTION 4.3 STATE THE ENTIRE RESPONSIBILITY OF THE PARTIES, AND THE SOLE AND EXCLUSIVE REMEDY OF THE PARTIES, IN THE CASE OF ANY THIRD PARTY CLAIMS OR VIOLATION OF ANY THIRD PARTY’S RIGHTS.

4.4                                 Other Infringement Resolutions.   In the event of a dispute or potential dispute which has not ripened into a demand, claim or suit of the types described in Sections 4.2 and 4.3 of this Agreement, the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute will apply.

4.5                                 Interpretation of Patent Judgments. If any claim relating to a patent under the ALNYLAM Patent Rights becomes the subject of a judgment, decree or decision of a

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                                                court, tribunal, or other authority of competent jurisdiction in any country, which judgment, decree, or decision is or becomes final (there being no further right of review) and adjudicates the validity, enforceability, scope, or infringement of the same, the construction of such claim in such judgment, decree or decision shall be followed thereafter in such country in determining whether a product is a Licensed RNAi Product hereunder, not only as to such claim but also as to all other claims in such country to which such construction reasonably applies.  If at any time there are two or more conflicting final judgments, decrees, or decisions with respect to the same claim, the decision of the higher tribunal shall thereafter control, but if the tribunal be of equal rank, then the final judgment, decree, or decision more favorable to such claim shall control unless and until the majority of such tribunals of equal rank adopt or follow a less favorable final judgment, decree, or decision, in which event the latter shall control.

ARTICLE V — CONFIDENTIAL INFORMATION

5.1                                 Non-Use and Non-Disclosure of Confidential Information.  Each Party agrees that all Confidential Information of a Party that is disclosed by a Party to the other Party (a) will not be used by the receiving Party except in connection with the activities contemplated by this Agreement or in order to further the purposes of this Agreement (b) will be maintained in confidence by the receiving Party and (c) will not be disclosed by the receiving Party to any third party who is not a consultant or advisor under an obligation of confidentiality to, the receiving Party or an Affiliate or Sublicensee of the receiving Party, without the prior written consent of the disclosing Party.  Notwithstanding the foregoing, the receiving Party will be entitled to use and disclose Confidential Information of the disclosing Party which (i) was known by the receiving Party or its Affiliates prior to its date of disclosure by the disclosing Party to the receiving Party as demonstrated by legally admissible evidence available to the receiving Party or its Affiliates, (ii) either before or after the date of the disclosure such Confidential Information is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party, (iii) either before or after the date of the disclosure by the disclosing Party to the receiving Party such Confidential Information becomes published or otherwise part of the public domain through no fault or omission on the part of the receiving Party or its Affiliates, (iv) is independently developed by or for the receiving Party or its Affiliates without reference to or in reliance upon the Confidential Information as demonstrated by legally admissible evidence available to the receiving Party or its Affiliates, (v) is reasonably necessary to conduct clinical trials or to obtain regulatory approval of Licensed RNAi Products or for the prosecution and maintenance of Patent Rights, (vi) is reasonably required in order for a Party to obtain financing or conduct discussions with Development or Commercialization partners so long as such third party recipients are bound by an obligation of confidentiality or (vii) is required to be disclosed by the receiving Party to comply with applicable laws or regulations or legal process, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or NASDAQ, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid or minimize the extent of such disclosure.

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5.2                                 Limitation on Disclosures.  Each Party agrees that it will provide Confidential Information received from the other Party solely to its employees, consultants and advisors, and the employees, consultants and advisors of its Affiliates or Sublicensees as applicable, who have a legitimate business need to know and an obligation to maintain in confidence the Confidential Information of the disclosing Party.  The disclosing Party is liable for any breach of the non-disclosure obligation of its consultants, advisors, Affiliates and Sublicensees as applicable.

ARTICLE VI — REPORTS, TAXES AND PAYMENTS

6.1                                 Reports.  As to each Royalty Quarter commencing with the Royalty Quarter during which the First Commercial Sale occurs, within [ * ] after the end of such Royalty Quarter (if QUARK has not entered into an agreement with a Sublicensee) and within [ * ] after the receipt by QUARK from a Sublicensee of such Sublicensee’s report, as required by such Sublicensee’s sublicense for each Royalty Quarter (if QUARK has entered into an agreement with a Sublicensee), QUARK will deliver to ALNYLAM a written report showing, on a country-by-country basis, the Net Sales of Licensed RNAi Products calculated under GAAP and its royalty obligation for such quarter with respect to such Net Sales under this Agreement together with wire transfer of an amount equal to such royalty obligation.  All Net Sales will be segmented in each such report according to sales by QUARK and each Affiliate and Sublicensee, as well as on a product-by-product basis, including the rates of exchange used to convert Net Sales to United States Dollars from the currency in which such sales were made.  For the purposes of this Agreement, the rates of exchange to be used for converting Net Sales to United States Dollars will be [ * ].

6.2                                 Tax Withholding.  QUARK will use all reasonable and legal efforts to reduce tax withholding with respect to payments to be made to ALNYLAM.  Notwithstanding such efforts, if QUARK concludes that tax withholdings under the laws of any country are required with respect to payments to ALNYLAM, QUARK will make the full amount of the required payment to ALNYLAM after any tax withholding.  In any such case, QUARK shall provide ALNYLAM with a written explanation of such withholding and original receipts or other evidence reasonably desirable and sufficient to allow ALNYLAM to document such tax withholdings for purposes of claiming foreign tax credits and similar benefits.  For purposes of clarity, any payment due to ALNYLAM in respect of fees set out in Article III of this Agreement will be paid in the full amount specified after any tax withholding, with the amount of any tax withholding associated with such payments to be paid by QUARK to the appropriate government authority.

6.3                                 Payments.  Unless otherwise agreed by the Parties, all payments required to be made under this Agreement will be made in United States Dollars via wire transfer to an account designated in advance by the receiving Party.

6.4                                 Audits.

(a)           At any given point in time, QUARK will have on file and will require its Affiliates and Sublicensees to have on file complete and accurate records for the

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                                                last [ * ] of all Net Sales of Licensed RNAi Products (including associated data).  ALNYLAM will have the right, [ * ] during each [ * ] period, to retain at its own expense an independent qualified certified public accountant reasonably acceptable to QUARK to review such records upon reasonable notice, during regular business hours.  If the audit demonstrates that the payments owed under this Agreement have been understated, QUARK will pay the balance to ALNYLAM together with interest on such amounts from the date on which such payment obligation accrued at a rate equal to [ * ].  If the underpayment is greater than [ * ] of the amount owed, then QUARK will reimburse ALNYLAM for its reasonable out-of-pocket costs of the audit. If the audit demonstrates that the payments owed under this Agreement have been overstated, ALNYLAM will credit the balance against the next payment due from QUARK (without interest).

(b)                                 QUARK shall require that the terms of any sublicense under its rights in this Agreement are fully in compliance with the terms and conditions of the in-licenses governing ALNYLAM’s rights under the ALNYLAM Patent Rights identified on Exhibit B, including without limitation, all obligations with respect to maintenance of records and audit rights.  ALNYLAM will provide QUARK in a timely manner with a true and complete copy (subject to redaction of financial and other information not material to ALNYLAM’s ability to sublicense rights licensed thereunder to QUARK under this Agreement) of all such in-licenses.

ARTICLE VII — INDEMNIFICATION AND INSURANCE

7.1                                 QUARK Indemnification.  QUARK agrees to indemnify and hold harmless ALNYLAM and its Affiliates, and their respective agents, directors, officers and employees and their respective successors and assigns (the “ALNYLAM Indemnitees”) from and against any and all losses, costs, damages, fees or expenses (“Losses”) incurred by an ALNYLAM Indemnitee arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a third party (“Claim”) based on (a) the development, use, manufacture, distribution or sale of any Licensed RNAi Product by QUARK or any of its Affiliates or Sublicensees, including, but not limited to, any claims made against ALNYLAM by third parties alleging infringement, injury, damage, death or other consequence occurring to any person claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, any Licensed RNAi Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form or forum in which any such claim is made, (b) any breach of any representation, warranty or covenant of QUARK in this Agreement, and (c) actions taken or omitted to be taken by QUARK or its Affiliates, subcontractors or Sublicensees, or the employees, agents or representatives of any of them in performing QUARK’s obligations under this Agreement.

The above indemnification shall not apply to the extent that any Losses are due to a material breach of any of ALNYLAM’s representations, warranties, covenants and/or obligations under this Agreement.

7.2                                 Insurance.  With respect to its activities under this agreement, QUARK will secure and

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                                                maintain in full force and effect throughout the term of this Agreement (and for at least [ * ] thereafter for claims made coverage), the following types and amounts of insurance coverage with carriers having a minimum AM Best rating of A, with per claim deductibles that do not exceed twenty thousand U.S. dollars ($20,000):

Comprehensive General Liability and Personal Injury, including coverage for contractual liability assumed by QUARK and coverage for QUARK independent contractor(s), with limits of at least [ * ] per occurrence and a general aggregate limit of [ * ].

Umbrella Liability, exclusive of the coverage provided by the policies listed above, with a limit of at least [ * ].

Products/Clinical/Professional Liability, exclusive of the coverage provided by the Comprehensive General Liability policy, with an aggregate limit of at least [ * ] with ALNYLAM to be named as an additional insured party with respect to each Licensed RNAi Product under such coverage.

Notwithstanding the above, the obligations under this Section 7.2 shall not apply to (i) QUARK after such time that QUARK achieves aggregate annual revenues for all pharmaceutical and diagnostic products in excess of [ * ], or (ii) any Affiliate or Sublicensee that has aggregate annual revenues for all pharmaceutical and diagnostic products in excess of one billion U.S. dollars [ * ]; provided, however, that QUARK shall provide written notice to ALNYLAM at such time as it determines this Section is in effect.

ARTICLE VIII — EXPORT

8.1                                 General.  The Parties acknowledge that the exportation from the United States of materials, products and related technical data (and the re-export from elsewhere of United States origin items) may be subject to compliance with United States export laws, including without limitation the United States Bureau of Export Administration’s Export Administration Regulations, the Act and regulations of the FDA issued thereunder, and the United States Department of State’s International Traffic and Arms Regulations which restrict export, re-export, and release of materials, products and their related technical data, and the direct products of such technical data.  The Parties agree to comply with all applicable exports laws and to commit no act that, directly or indirectly, would violate any United States law, regulation, or treaty, or any other international treaty or agreement, relating to the export, re-export, or release of any materials, products or their related technical data to which the United States adheres or with which the United States complies.

8.2                                 Delays.  The Parties acknowledge that they cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party.

8.3                                 Assistance.  The Parties agree to provide assistance to one another in connection with each Party’s efforts to fulfill its obligations under this Article VIII.

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ARTICLE IX — TERM AND TERMINATION

9.1                                 Term.  This Agreement will remain in effect until it expires as set forth in Section 9.2 unless terminated in accordance with this Article IX.

9.2                                 Expiration.  Unless terminated earlier, this Agreement will expire at the end of the Term.

9.3                                 Material Breach.

(a)                                  ALNYLAM will have the right to terminate this Agreement, upon written notice to QUARK, in the event QUARK materially breaches its obligations under this Agreement and does not remedy such breach within [ * ] after receipt of written notice from ALNYLAM specifically identifying the breach and stating that ALNYLAM intends to terminate the Agreement if QUARK fails to remedy the breach within the [ * ] time period.

(b)                                 In the event that ALNYLAM materially breaches its obligations under this Agreement, and does not remedy such breach within [ * ] after receipt of written notice from QUARK specifically identifying the breach, [ * ].

9.4                                 Termination by QUARK.  QUARK will have the right to terminate this Agreement for any reason upon [ * ] prior written notice to ALNYLAM.

9.5                                 Consequences of Termination; Survival.  Subject to Section 9.6, in the event this Agreement is terminated under Section 9.4 above, or by ALNYLAM under Section 9.3(a) above, all licenses and rights granted by ALNYLAM to QUARK under this Agreement will terminate; provided, however, that to the extent such licenses and rights are required in respect of clinical trials that are ongoing and cannot reasonably be terminated promptly due to health or safety reasons or the requirements of applicable law, such licenses and rights will continue in effect until such clinical trials are properly terminated.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Licensed RNAi Product sold prior to such expiration or termination.  The provisions of Article V shall survive the expiration or termination of this Agreement and shall continue in effect as applicable for [ * ] from the date of initial disclosure.  In addition, the provisions of Article VII and Article X (other than 10.1), and Sections 9.5 and 9.6 shall survive any expiration or termination of this Agreement.

9.6                                 License upon Termination.  Upon any termination of this Agreement pursuant to Sections 9.3, ALNYLAM shall enter into an agreement containing substantially the same provisions as this Agreement with any Sublicensees of QUARK existing at the time of such termination, covering the RNAi Products that had been licensed to such Sublicensee by QUARK, provided that at the time of any termination of this Agreement, such Sublicensees are in full compliance with the terms and conditions of the sublicense agreement.  ALNYLAM acknowledges that such Sublicensees of QUARK that are then in full compliance with the terms and conditions of their respective sublicense agreement

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                                                are third party beneficiaries of this Agreement, including this Section 9.6.

ARTICLE X — MISCELLANEOUS

10.1                           Representations by QUARK and ALNYLAM.

(a)                                  Subject to Section 10.1 (e) below, each Party hereby represents and warrants to the other Party as of the Effective Date:

(i)                                     Such Party is a corporation duly organized under the laws of the state of its incorporation, and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted, to own and use its assets in the manner in which its assets are currently owned and used, and to enter into and perform its obligations under this Agreement.

(ii)                                  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Party and its Board of Directors and no consent, approval, order or authorization of, or registration, declaration or filing with any third party or governmental authority is necessary for the execution, delivery or performance of this Agreement.

(iii)                               This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)                                 QUARK represents and warrants to ALNYLAM that as of the Effective Date:

(i)                                     Neither QUARK nor any of its Affiliates has been found in breach of any laws or regulations governing the production of medicinal products in the United States or any other jurisdiction within the Territory.

(ii)                                  Neither QUARK nor any of its Affiliates has been debarred (nor is QUARK or any of its Affiliates using in any capacity in connection with its activities under this Agreement any person who has been debarred) by the FDA from working for or providing services to any pharmaceutical or biotechnology company under Section 306 of the United States Food, Drug and Cosmetic Act.

(iii)                               QUARK has never approved or commenced any proceeding, or made any election contemplating, the winding up or cessation of QUARK’s business or affairs or the assignment of QUARK’s material assets for the benefit of creditors.  To QUARK’s knowledge, no such proceeding is pending or threatened.

(c)                                  QUARK acknowledges and agrees that ALNYLAM has not made any

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                                                representation or warranty that it has or can provide all the rights that are necessary or useful to Research, Develop or Commercialize (as applicable) a Licensed RNAi Product.

(d)                                 ALNYLAM represents and warrants to QUARK that as of the Effective Date of this Agreement it has the right to grant QUARK, its Affiliates and Sublicensees the licenses granted hereunder and has not granted any conflicting rights to any other person or entity.  ALNYLAM has delivered to QUARK a true and complete copy (except for the redaction of financial and other information not relevant to QUARK’s understanding of its rights and obligations under this Agreement) of each in-license identified on Exhibit B of this Agreement.  ALNYLAM shall maintain such in-licenses in effect and shall not amend any such in-license in a manner that is detrimental to the rights of QUARK under this Agreement without the prior written consent of QUARK.

10.2                           Dispute Resolution; Arbitration Procedures.

(a)                                  In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, the Parties will try to settle such dispute, controversy or claim amicably between themselves, including referring such dispute, controversy or claim to the Chief Operating Officer of ALNYLAM or his designee, and the Chief Executive Officer of QUARK, or any other officer designated by such Chief Executive Officer.  In the event that after [ * ] the designated officers of both Parties fail to resolve the matter, either Party may submit such dispute, controversy or claim that is not an “Excluded Claim” for resolution by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce.  Judgment on the arbitration award may be entered in any court of competent jurisdiction.  The arbitration will be conducted in New York, New York and the language of all communications and proceedings relating to the arbitration will be English.

(b)                                 The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business.  Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the Parties shall select two replacement arbitrators to replace the arbitrators originally selected, which replacement arbitrators shall select a third arbitrator within thirty (30) days of their appointment.  The Parties agree (a) to meet with the arbitrator(s) within thirty (30) days of selection and (b) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than six (6) months after selection of the arbitrator(s) and in the award being rendered within thirty (30) days of any post-hearing briefing, which briefing will be completed by both sides within thirty (30) days after the conclusion of the hearings, or within sixty (60) days of the conclusion of the hearings if there is no post-hearing briefing.   In the event the Parties cannot agree upon procedures for

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                                                discovery as set forth in (a) above, the arbitrator(s) shall provide that discovery be limited so that the schedule may be met without difficulty and so that neither side obtains more than a total of twenty-five (25) hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serves more than ten (10) individual requests for documents or ten (10) individual requests for admission or interrogatories.  In no event will the arbitrator(s), absent agreement of the Parties, allow more than three (3) days per side for the hearing or more than a total of six (6) days for the hearing.  Multiple hearing days will be scheduled consecutively to the greatest extent possible.

(c)                                  Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(d)                                 Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(e)                                  The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(f)                                    As used in this Section 10.2, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.  Excluded Claims shall be resolved in a court of competent jurisdiction.

10.3                           Publicity.  No disclosure of the existence of, or the terms of, this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or as set forth in this Section 10.3. The Parties acknowledge and agree that, upon and following the Effective Date, one or both of the Parties intends to issue a press release announcing the execution of this Agreement.

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                                                Notwithstanding the foregoing, the Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof.  Either Party may issue such press releases or otherwise make such public statements or disclosures (such as in annual reports to stockholders or filings with the Securities and Exchange Commission) as it determines, based on advice of counsel, are reasonably necessary to comply with applicable laws and regulations.  In addition, following any initial press release(s) announcing this Agreement or other public disclosure approved by both Parties, either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

10.4                           Force Majeure.  No failure or omission by the Parties in the performance of any obligation of this Agreement will be deemed a breach of this Agreement or create any liability if the same will arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; flood; storm; earthquake; accident; war; rebellion; insurrection; riot; and invasion.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

10.5                           Consequential Damages.  NEITHER PARTY (INCLUDING ITS AFFILIATES AND SUBLICENSEES) SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFIT OR LOST REVENUE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OF A PARTY OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE V.

10.6                           Assignment.

(a)                                  This Agreement and any of its rights and obligations may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent may not be unreasonably withheld, delayed or conditioned; provided, however, that either Party may assign this Agreement, without the consent of the other Party, in connection with such Party’s merger, consolidation or transfer or sale of all or substantially all of the assets of such Party; provided further that the successor, surviving entity, purchaser of assets, or transferee, as applicable, expressly assumes in writing such Party’s obligations under this Agreement.  Any purported assignment in contravention of this Section 10.6 shall, at the option of the non-assigning Party, be null and void and of no effect.

(b)                                 This Agreement will be binding upon and inure to the benefit of the Parties and

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                                                their permitted successors and assigns.

10.7                           Notices.

Notices to ALNYLAM will be addressed to:

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, Massachusetts  02142

U.S.A.

Attention: Chief Operating Officer

Facsimile No.: (617) 551-8101

With copy to:

Faber Daeufer & Rosenberg PC

950 Winter Street, Suite 4500

Waltham, Massachusetts  02451

Attention: James R. McGarrah, Esq.

Facsimile No.: (781) 795-4747

Notices to QUARK will be addressed to:

Quark Biotech Inc.

6536 Kaiser Avenue

Fremont, CA 94555

Attention: Chief Executive Officer

Facsimile No.:  (510) 402-4021

With copy to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306

Attention: Robert L. Jones, Esq.

Facsimile No.: (650) 849-7400

Any Party may change its address by giving notice to the other Party in the manner provided in this Section 10.7.  Any notice required or provided for by the terms of this Agreement will be in writing and will be (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent via a reputable international express courier service, or (c) sent by facsimile transmission, with a copy by regular mail.  The effective date of the notice will be the actual date of receipt by the receiving Party.

10.8                           Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement will be

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                                                construed as authorization for either Party to act as the agent for the other Party.

10.9                           Governing Law; Jurisdiction.  This Agreement will be governed and interpreted in accordance with the substantive laws of the State of New York, notwithstanding the provisions governing conflict of laws under such law of the State of New York to the contrary, provided that matters of intellectual property law will be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.  Each Party agrees to submit to the jurisdiction of the state and federal courts located in the State of New York and waives any defense of inconvenient forum to the maintenance of any action or proceeding in such courts.

10.10                     Severability.  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of the relevant jurisdiction, the validity of the remaining provisions will not be affected and the rights and obligations of the Parties will be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, provided that the Parties will negotiate in good faith a modification of this Agreement with a view to revising this Agreement in a manner which reflects, as closely as is reasonably practicable, the commercial terms of this Agreement as originally signed.

10.11                     No Implied Waivers.  The waiver by either Party of a breach or default of any provision of this Agreement by the other Party will not be construed as a waiver of any succeeding breach of the same or any other provision, nor will any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

10.12                     Entire Agreement.  This Agreement, along with that certain Confidential Disclosure Agreement by and between the Parties dated as of June 1, 2004, as amended, and the related License Agreement by and between the Parties of even date herewith related to the Target and covering sublicense of patent rights owned by Cancer Research Technology Limited, constitute the entire agreement between the Parties with respect to its subject matter and supersedes all previous written or oral representations, agreements and understandings between the Parties.  This Agreement may be amended only by a writing signed by both Parties.

10.13                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                IN WITNESS WHEREOF, the Parties hereto have set their hand as of the Effective Date.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Barry Greene
Name:
Title:

QUARK BIOTECH INC.

By:	/s/ Daniel Zurr
Name: Daniel Zurr
Title: President and CEO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

ALNYLAM Patent Rights

Group I

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Group II

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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EXHIBIT B

IN-LICENSES COVERING ALNYLAM PATENT RIGHTS

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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APPENDIX I

TARGET

P53

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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APPENDIX II

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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